Exhibit 10.11

Department of Health and Human Services
National Institutes of Health
NATIONAL INSTITUTE ON AGING

Notice of Award
FAIN# R44AG071386
Federal Award Date
08/10/2021

Recipient Information

1. Recipient Name
HESPEROS, INC.
12501 RESEARCH PKWY STE 100

ORLANDO, FL 32826

2. Congressional District of Recipient
07

3. Payment System Identifier (ID)
1472107365A1

4. Employer Identification Number (EIN)
472107365

5. Data Universal Numbering System (DUNS)
079563251

6. Recipient's Unique Entity Identifier

7. Project Director or Principal Investigator
James J Hickman, PHD (Contact)
Professor
JHickman@hesperosinc.com
407-900-5915

8. Authorized Official
Nathan Post

Federal Agency Information

9. Awarding Agency Contact Information
Jennifer Edwards

NATIONAL INSTITUTE ON AGING
edwardsj@mail.nih.gov
301-827-6689

10. Program Official Contact Information
Zane Martin

NATIONAL INSTITUTE ON AGING
martinzs@mail.nih.gov
(301) 827-7130

Federal Award Information

11. Award Number
1R44AG071386-01A1

12. Unique Federal Award Identification Number (FAIN)
R44AG071386

13. Statutory Authority
42 USC 241 15 USC 638 42 CFR 52

14. Federal Award Project Title
Modulatory Role of Blood-Brain-Barrier and Enzymatic Activity in an Innovative Human Model of Cholinergic Drug Induced Dementia

15. Assistance Listing Number
93.866

16. Assistance Listing Program Title
Aging Research

17. Award Action Type
New Competing

18. Is the Award R&D?
Yes

Summary Federal Award Financial Information

19. Budget Period Start Date 08/15/2021 **– End Date** 07/31/2022	
20. Total Amount of Federal Funds Obligated by this Action	$902,320
20 a. Direct Cost Amount	$610,501
20 b. Indirect Cost Amount	$244,200
21. Authorized Carryover	$0
22. Offset	$0
23. Total Amount of Federal Funds Obligated this budget period	$902,320
24. Total Approved Cost Sharing or Matching, where applicable	$0
25. Total Federal and Non-Federal Approved this Budget Period	$902,320
26. Project Period Start Date 08/15/2021 **– End Date** 07/31/2023	
27. Total Amount of the Federal Award including Approved Cost Sharing or Matching this Project Period	$902,320

28. Authorized Treatment of Program Income
Additional Costs

29. Grants Management Officer - Signature
Kathleen Moy

30. Remarks
Acceptance of this award, including the "Terms and Conditions," is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

SECTION I – AWARD DATA – 1R44AG071386-01A1

Principal Investigator(s):
James J Hickman (contact), PHD
Jacques Turgeon

Award e-mailed to: NPost@hesperosinc.com

Dear Authorized Official:

The National Institutes of Health hereby awards a grant in the amount of $902,320 (see "Award Calculation" in Section I and "Terms and Conditions" in Section III) to HESPEROS, INC in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 15 USC 638 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award, including the "Terms and Conditions," is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as "Research reported in this publication was supported by the National Institute On Aging of the National Institutes of Health under Award Number R44AG071386. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health." Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator's Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please direct questions to the Federal Agency contacts.

Sincerely yours,

Kathleen Moy
Grants Management Officer
NATIONAL INSTITUTE ON AGING

Additional information follows

Cumulative Award Calculations for this Budget Period (U.S. Dollars)

Salaries and Wages	$160,940
Fringe Benefits	$54,639
Personnel Costs (Subtotal)	$215,579
Consultant Services	$15,000
Materials & Supplies	$76,951
Travel	$2,416
Other	$22,739
Subawards/Consortium/Contractual Costs	$276,016
Publication Costs	$1,800
Federal Direct Costs	$610,501
Federal F&A Costs	$244,200
Approved Budget	$854,701
Fee	$47,619
Total Amount of Federal Funds Authorized (Federal Share)	$902,320
TOTAL FEDERAL AWARD AMOUNT	$902,320
AMOUNT OF THIS ACTION (FEDERAL SHARE)	$902,320

SUMMARY TOTALS FOR ALL YEARS (for this Document Number)		
YR	**THIS AWARD**	**CUMULATIVE TOTALS**
1	$902,320	$902,320
2	$902,299	$902,299

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

Fiscal Information:

Payment System Identifier: 1472107365A1
Document Number: RAG071386A
PMS Account Type: P (Subaccount)
Fiscal Year: 2021

IC	CAN	2021	2022
AG	8033267	$902,320	$902,299

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

NIH Administrative Data:
PCC: 3CCDDZM / **OC**: 41021 / **Released**: Moy, Kathleen 07/28/2021
Award Processed: 08/10/2021 12:21:56 AM

SECTION II – PAYMENT/HOTLINE INFORMATION – 1R44AG071386-01A1

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – STANDARD TERMS AND CONDITIONS – 1R44AG071386-01A1

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Award.
b. Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c. 45 CFR Part 75.

d. National Policy Requirements and all other requirements described in the NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e. Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.
f. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of "Research and Development" at 45 CFR Part§ 75.2**.** As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

This award is subject to the life cycle certification requirements set forth in Section 18.5.5.4 of the NIH Grants Policy Statement and NOT-OD-19-025. Effective January 1, 2019, Awardees are required to submit this certification within the I-RPPR and the F-RPPR under Section G.1: Special Notice of Award and Funding Opportunity Announcement Reporting Requirements and maintain it on file in accordance with the records and retention policy in Section 8.4.2 of the NIH Grants Policy Statement.

A certification is required at the following times:

- For SBIR/STTR Phase I Awardees: At the time of receiving final payment or disbursement from the Payment Management System.
- For SBIR/STTR Phase II Awardees: Prior to receiving more than 50% of the total award amount and prior to final payment or disbursement from the Payment Management System.

If the grantee cannot complete this certification or cannot ensure compliance with the certification process, it should notify the GMO immediately. If resolution cannot be reached, the GMO will void or terminate the grant, as appropriate.
The certification form is available in fillable format at: http://grants.nih.gov/grants/forms.htm#sbir.
An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) R44AG071386. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.htm for additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

In accordance with the regulatory requirements provided at 45 CFR 75.113 and Appendix XII to 45 CFR Part 75, recipients that have currently active Federal grants, cooperative agreements, and procurement contracts with cumulative total value greater than $10,000,000 must report and maintain information in the System for Award Management (SAM) about civil, criminal, and administrative proceedings in connection with the award or performance of a Federal award that reached final disposition within the most recent five-year period. The recipient must also make semiannual disclosures regarding such proceedings. Proceedings information will be made publicly available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)). Full reporting requirements and procedures are found in Appendix XII to 45 CFR Part 75. This term does not apply to NIH fellowships.

Treatment of Program Income:

Additional Costs

SECTION IV – AG SPECIFIC AWARD CONDITIONS – 1R44AG071386-01A1

Clinical Trial Indicator: No

This award does not support any NIH-defined Clinical Trials. See the NIH Grants Policy Statement Section 1.2 for NIH definition of Clinical Trial.

Funding for this award has been provided by Alzheimer's Disease Initiative funds.

This award includes funds awarded for consortium activity with **TRHC OPCO DBA Tabula Rasa Healthcare** in the amount of $276,016 (direct costs only). Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement is available at: http://grants.nih.gov/grants/policy/nihgps/HTML5/section_15/15_consortium_agreements.htm

In keeping with NOT-OD-06-054 (**http://grants.nih.gov/grants/guide/notice-files/NOT-OD-06-054.html**), as this grant has multiple Principal Investigators (PIs), although the signatures of the PIs are not required on prior approval requests submitted to the agency, the grantee institution must secure and retain the signatures of all of the PIs within their own internal processes.

Intellectual property rights: Normally, the awardee(s) organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site at www.iedison.gov which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

The fee provided as part of this Notice of Grant Award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw-down of costs.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

SPREADSHEET SUMMARY

AWARD NUMBER: 1R44AG071386-01A1

INSTITUTION: HESPEROS, INC

Budget	Year 1	Year 2
Salaries and Wages	$160,940	$160,940
Fringe Benefits	$54,639	$54,639
Personnel Costs (Subtotal)	$215,579	$215,579
Consultant Services	$15,000	$15,000
Materials & Supplies	$76,951	$76,951
Travel	$2,416	$2,416
Other	$22,739	$21,564
Subawards/Consortium/Contractual Costs	$276,016	$277,176
Publication Costs	$1,800	$1,800
FEE	$47,619	$47,619
TOTAL FEDERAL DC	$610,501	$610,486
TOTAL FEDERAL F&A	$244,200	$244,194
TOTAL COST	$902,320	$902,299

Facilities and Administrative Costs	Year 1	Year 2
F&A Cost Rate 1	40%	40%
F&A Cost Base 1	$610,501	$610,486
F&A Costs 1	$244,200	$244,194